As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Battalion Oil Corporation

2020 Long-Term Incentive Plan

(Full title of the plan)

Walter Mayer

Vice President, Legal

Battalion Oil Corporation

1000 Louisiana St., Suite 6600

Houston, Texas 77002

(832) 538-0300

(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ◻	Accelerated filer ◻

Non-accelerated filer ⌧	Smaller reporting company ⌧

Emerging growth company ◻

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ◻

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.0001 par value per share	300,000 shares	$12.55	$3,765,000	$410.76

(1)	Registrant is registering an additional 300,000 shares under the Battalion Oil Corporation 2020 Long-Term Incentive Plan, as amended (the “2020 Plan”), pursuant to this Registration Statement.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the 2020 Plan as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) and Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the NYSE American for June 10, 2021

Registration of Additional Securities

Battalion Oil Corporation (“Battalion,” “we,” “us” or “our”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering 300,000 additional shares of our common stock, par value $0.0001 per share, for issuance under the 2020 Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of Battalion’s Registration Statement No. 333-236155, relating to the 2020 Plan, filed with the Commission on January 29, 2020, and the information required by Part II is omitted, except to the extent otherwise updated or modified by this Registration Statement.

PART 1
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2020 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART 2
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by with the Commission are incorporated by reference into this Registration Statement:

●	our Annual Report on Form 10-K for the year ended December 31, 2020;
●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;
●	our Current Reports on Form 8-K, together with any amendments thereto, as filed with the Commission on April 22, 2021 (as amended on April 23, 2021) and June 14, 2021; and
●

the description of our common stock set forth in our registration statement filed on Form 8-A on January 27, 2020, including any amendment or report filed for the purpose of updating such registration statement.

All documents filed by Battalion with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8.Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated by reference herein.

INDEX TO EXHIBITS

Exhibit No.	Description

5.1*	Opinion of Mayer Brown LLP

10.1	Battalion Oil Corporation 2020 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed January 31, 2020)

10.1.1	Amendment No. 1 to Battalion Oil Corporation 2020 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1.1 of our Current Report on Form 8-K filed June 14, 2021)

10.2	Form of Nonqualified Stock Option Award Agreement (Incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed January 31, 2020)

10.3	Form of Base Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed January 31, 2020)

10.4	Form of Performance-Based Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.4 of our Current Report on Form 8-K filed January 31, 2020)

10.5	Form of M&A Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K filed January 31, 2020)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Mayer Brown LLP (included in its opinion attached as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement)

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 17, 2021.

BATTALION OIL CORPORATION

June 17, 2021	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard H. Little and R. Kevin Andrews, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on June 17, 2021.

Signature	Title

/s/ Richard H. Little
Richard H. Little	Director, Interim Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ R. Kevin Andrews
R. Kevin Andrews	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ David Chang
David Chang	Director

/s/ Gregory S. Hinds
Gregory Hinds	Director

/s/ Allen Li
Allen Li	Director

/s/ William D. Rogers
William D. Rogers	Director